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                                                                      EXHIBIT 11

                                 CD RADIO INC.
                        (A Development Stage Enterprise)
                       COMPUTATION OF NET LOSS PER SHARE





                                                                                                                For the period
                                              Three months ended                 Six months ended                 May 17,1990
                                           --------------------------       --------------------------        (date of inception)
                                           June 30,          June 30,       June 30,           June 30,            to June 30,
                                             1996              1995           1996               1995                 1996
                                           --------          --------       --------           -------        -------------------
Net loss                                    ($687,026)       ($516,062)    ($1,203,909)         ($949,098)          ($16,909,174)
                                           ==========       ==========    ============         ==========          =============
Weighted average common
     shares outstanding                     9,322,471        9,198,960       9,385,781          9,198,960              6,920,384


Net common shares issuable upon
     the exercise of outstanding
     options issued within one year
     of initial public offering                     -                 -              -                 -                 388,365
                                           ----------      ------------   ------------         ---------           -------------

Weighted average common
     shares outstanding                     9,322,471        9,198,960       9,385,781          9,198,960              7,308,750
                                           ==========       ==========    ============         ==========          =============

Net loss per common share
     and common share equivalent               ($0.07)          ($0.06)         ($0.13)            ($0.10)                ($2.44)
                                           ==========       ==========    ============         ==========          =============